EXHIBIT 99.4

DOLPHIN ENTERTAINMENT, INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information and related notes present the historical combined financial information of Dolphin Entertainment, Inc. and its wholly owned subsidiaries (hereinafter referred to as “Dolphin” or the “Company”) and The Door Marketing Group LLC (“The Door”) after giving effect to the merger of Dolphin’s wholly owned subsidiary and The Door that was completed on July 5, 2018 (the “Closing Date”). The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma combined balance sheet as of March 31, 2018 is presented as if the merger with The Door had occurred on March 31, 2018. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018 are presented as if the merger had occurred on January 1, 2017. The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed merger, (2) factually supportable, and (3) with respect to the combined statements of operations, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma combined consolidated financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Closing Date). Accordingly, the aggregate value of the consideration paid by Dolphin to complete the merger was allocated to the assets acquired and liabilities assumed from The Door based upon estimated fair value on the closing date of the merger. Dolphin has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from The Door and the related allocations of purchase price, nor has Dolphin identified all adjustments necessary to conform The Door’s accounting policies to Dolphin’s accounting policies. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. Dolphin estimated the fair value of The Door’s assets and liabilities based on discussion with The Door’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the merger may differ significantly from those reflected in these unaudited pro forma combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of incremental costs incurred to integrate the two companies.

The unaudited pro forma combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly financial statements on Form 10-Q for the three months ended March 31, 2018 and the historical audited financial statements of The Door for the year ended December 31, 2017 and March 31, 2018 contained in this Form 8-K.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2018

	Dolphin Entertainment, Inc. (Historical)	The Door (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current
Cash and cash equivalents	$4,538,122	$166,608	$500,000	(a)	$5,204,730
Accounts receivable, net of allowance for doubtful accounts.	3,087,579	412,788	-		3,500,367
Other current assets	525,155	31,658	-		556,813
Total current assets	8,150,856	611,054	500,000		9,261,910
Capitalized production costs	930,947	-	-		930,947
Intangible assets, net of accumulated amortization.	8,203,442	-	1,950,000	(b)	10,153,442
Goodwill	12,778,860	-	3,062,288	(c)	15,841,148
Property, equipment and leasehold improvements	1,063,402	113,955	-	(d)	1,177,357
Investments	220,000	-	-		220,000
Deposits	445,289	30,667	-		475,956
Discount on convertible debt	-	-	184,615	(e)	184,615
Total Assets	$31,792,796	$755,676	$5,696,903		$38,245,375
LIABILITIES
Current
Accounts payable	$928,265	$-	$-		$928,265
Other current liabilities	7,466,944	168,938	1,000,000	(f)	8,635,882
Line of credit	1,700,390	240,363	-		1,940,753
Put Rights	2,675,568	-	-		2,675,568
Contingent consideration	-	-	46,396	(g)	46,396
Accrued compensation	2,562,500	-	-		2,562,500
Debt	2,948,492	-	-		2,948,492
Loan from related party	1,577,873	-	-		1,577,873
Deferred tax liability	-	14,649	-		14,649
Deferred revenue	48,449	-	-		48,449
Convertible notes payable	800,000	-	-		800,000
Notes payable	500,000	-	-		500,000
Total current liabilities	21,208,481	423,950	1,046,396		22,678,827
Noncurrent
Warrant liability	1,273,514	-	-		1,273,514
Put Rights	2,466,846	-	-		2,466,846
Contingent consideration	-	-	1,023,604	(g)	1,023,604
Convertible notes payable	75,000	-	1,500,000	(h)	1,575,000
Notes payable	400,000	-	-		400,000
Deferred tax	187,537	-	-		187,537
Other noncurrent liabilities	936,732	27,860	-		964,592
Total noncurrent liabilities	5,339,629	27,860	2,523,604		7,891,093
Total Liabilities	26,548,110	451,810	3,570,000		30,569,920
STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 11,229,144, issued and outstanding at March 31, 2018 plus 300,012 issued at closing.	168,437	-	4,500		172,937
Preferred Stock, Series C, $0.001 par value, 50,000, 50,000 at March 31, 2018.	1,000	-	-		1,000
Member equity		303,866	(303,866)		-
Additional paid in capital	97,141,970	-	2,426,269		99,568,239
Accumulated deficit	(92,066,721)	-			(92,066,721)
Total Stockholders' Equity	$5,244,686	$303,866	$2,126,903	(i)	$7,675,455
Total Liabilities and Stockholders' Equity	$31,792,796	$755,676	$5,696,903		$38,245,375

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations

For the three months ended March 31, 2018

	Dolphin Entertainment, Inc. (Historical)	The Door (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$5,784,925	$1,598,628	$-		$7,383,553

Operating expenses exclusive of depreciation and amortization	5,512,668	1,504,354	-		7,017,022

Operating (loss) income	272,257	94,274	-		366,531

Depreciation and amortization	(371,181)	(10,442)	(91,583)	(b)	(473,206)
Interest expense	(267,426)	(5,396)	(60,769)	(e)	(333,591)
Other income	1,251,913	-	-		1,251,913
Income before provision for income taxes	885,563	78,436	(152,352)		811,647
Income tax provision	(52,604)	5,478	-		(47,126)
Net Income	$832,959	$83,914	$(152,352)		$764,521

Income Per Share:
Basic	$0.07			(j)	$0.06
Diluted	$0.07				$0.06

Weighted average number of share used in per share calculation:
Basic	12,517,660				13,133,345
Diluted	12,786,065				13,863,288

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations

For the year ended December 31, 2017

	Dolphin Entertainment, Inc. (Historical)	The Door (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$22,413,044	$5,503,609	$-		$27,916,653

Operating expenses exclusive of depreciation and amortization	22,263,327	5,369,112	-		27,632,439

Operating (loss) income	149,717	134,497	-		284,214

Depreciation and amortization	(1,254,643)	(45,703)	(366,333)	(b)	(1,666,679)
Interest expense	(1,594,940)	(12,506)	(243,076)	(e)	(1,850,522)
Other expense	9,951,257	-	-		9,951,257
Income before provision for income taxes	7,251,391	76,288	(609,409)		6,718,270
Income tax provision	(338,867)	(16,877)	-		(355,744)
Net Income	$6,912,524	$59,411	$(609,409)		$6,362,526

Income Per Share:
Basic	$0.72			(j)	$0.62
Diluted	$(0.20)				$(0.24)

Weighted average number of share used in per share calculation:
Basic	9,586,986				10,202,371
Diluted	10,608,828				11,224,212

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTION

On the Closing Date, Dolphin entered into an Agreement and Plan of Merger (the “Merger Agreement”) together with Lois O’Neill and Charles Dougiello (collectively, the “Members”), The Door, Window Merger Sub, LLC, a New York limited liability company and wholly owned subsidiary of Dolphin (“Merger Sub”). On the Closing Date, The Door merged with and into Merger Sub, with Merger Sub surviving the merger (the “Merger”) and continuing as a wholly owned subsidiary of the Company. Upon consummation of the Merger, Merger Sub changed its name to The Door Marketing Group, LLC.

The total consideration payable to the Members in respect of the Merger is comprised of the following: (i) $2.0 million in shares of the Company’s common stock, par value $0.015 (the “Common Stock”), based on a price per share of Common Stock of $3.25, (ii) $2.0 million in cash (as adjusted for certain working capital and closing adjustments and transaction expenses) and (iii) up to an additional $7.0 million of contingent consideration in a combination of cash and shares of Common Stock upon the achievement of specified financial performance targets over a four-year period as set forth in the Merger Agreement. On the Closing Date, the Company issued to the Members an aggregate of $1.0 million in shares of Common Stock and paid the Members an aggregate of $1.0 million in cash. Pursuant to the Merger Agreement, the Company has agreed to issue to the Members an additional $1.0 million in shares of Common Stock and pay to the Member $1.0 million in cash on January 2, 2019. The Merger Agreement contains customary representations, warranties and covenants of the parties thereto.

NOTE 2 –BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of March 31, 2018, combines the historical balance sheet of Dolphin with the historical balance sheet of The Door and has been prepared as if The Door Merger had occurred on March 31, 2018. The unaudited pro forma combined statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018, combines the historical statement of operations of Dolphin with the historical statement of operations of The Door and was prepared as if The Door Merger had occurred on January 1, 2017. The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed merger, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

Dolphin accounted for the merger in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Closing Date. Goodwill as of the Closing Date is measured as the excess of purchase consideration over the fair value of the net tangible and identifiable assets acquired.

The pro forma adjustments described below were developed based on Dolphin management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from The Door based on preliminary estimates to fair value. The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the merger occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

Dolphin expects to incur costs and realize benefits associated with integrating the operations of Dolphin and The Door. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the merger that the combined companies incurred upon completion of The Door Merger.

NOTE 3 – ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

The table below represents the total estimated preliminary purchase price consideration:

Closing Common Stock (307,692 shares)	$1,123,077
Common Stock (1-2-19 307,692 shares)	1,123,077
Cash paid at closing	882,695
Cash paid 1/2/19	1,000,000
Fair value of contingent consideration	1,070,000
Seller transaction costs	117,305
Preliminary purchase price consideration	$5,316,154

NOTE 4 – ESTIMATED PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has performed a preliminary valuation analysis of the estimated fair market value of The Door’s assets and liabilities. The following table summarized the allocation of the preliminary purchase price as of merger date:

Cash	$166,608
Accounts receivable	412,788
Property and equipment	113,955
Other assets	62,325
Intangibles	1,950,000
Total identifiable assets	$2,705,676

Accrued expenses	$(168,938)
Line of credit	(240,363)
Other liabilities	(27,860)
Deferred tax liability	(14,649)
Total liabilities assumed	(451,810)
Net identifiable assets	2,253,866
Goodwill	3,062,288
Purchase price allocated	$5,316,154

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheets as of March 31, 2018 and the statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes to the fair values of property and equipment, (2) changes in allocations to intangible assets such as trade name, customer relationships and non-competition agreements, as well as goodwill and (3) other changes to the assets and liabilities.

NOTE 5 – FINANCING TRANSACTIONS

On the Closing Date, Dolphin issued an 8% secured convertible promissory note (the “Note”) in the principal amount of $1,500,000 to Pinnacle Family Office Investments, L.P. (“Pinnacle”) pursuant to a Securities Purchase Agreement, dated as of the Closing Date, between the Company and Pinnacle (the “Securities Purchase Agreement”). The Securities Purchase Agreement contains customary representations and warranties and affirmative and negative covenants. The Company used the proceeds of the Note to finance the initial consideration of $1,000,000 and certain transaction costs.

The Company’s obligations under the Note are secured primarily by a lien on the assets of The Door and any subsidiaries of Dolphin formed after the Closing Date, subject to certain exclusions, pursuant to a Security Agreement, dated as of the Closing Date (the “Security Agreement”). Additionally, The Door guaranteed the Company’s obligations under the Note pursuant to a Subsidiary Guarantee dated as of the Closing Date (the “Subsidiary Guarantee”).

The Company must pay interest on the principal amount of the Note, at the rate of 8% per annum, in cash on a quarterly basis. The Note matures on January 5, 2020. The Company may prepay the Note in whole, but not in part, at any time prior to maturity; however, if the Company voluntarily prepays the Note, it must (i) pay Pinnacle a prepayment penalty equal to 10% of the prepaid amount and (ii) issue to Pinnacle warrants to purchase 100,000 shares of Common Stock with an exercise price equal to $3.25 per share. The Note also contains certain customary events of default. The holder may convert the outstanding principal amount of the Note into Common Stock (the “Conversion Shares”) at any time at a price per share equal to $3.25, subject to adjustment for stock dividends, stock splits, dilutive issuances and subsequent rights offerings. At the Company’s election, upon a conversion of the Note, the Company may issue Conversion Shares in respect of accrued and unpaid interest with respect to the principal amount of the Note converted by Pinnacle.

NOTE 6 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined information:

(a)	The $500,000 represents the proceeds from the Note discussed in Note 5 less the cash consideration of $1,000,000 paid to the Sellers and certain closing costs.

(b)	The addition of intangible assets as a result of the estimated preliminary purchase price allocation is comprised of the following:

	Closing Date Opening Balance	Estimated Useful Live (Years)	Annual Amortization	Quarterly Amortization
Intangible assets:
Customer relationships	$1,010,000	6	$168,333	$42,083
Trade name	680,000	10	68,000	17,000
Non-competition agreements	260,000	2	130,000	32,500
	$1,950,000		$366,333	$91,583

(c)

To record $3,062,288 of preliminary goodwill based on the excess of purchase consideration of The Door Merger and the preliminary fair value of the net identifiable assets acquired. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

(d)

The Company has not yet determined the fair value of the property and equipment; therefore, carrying value has been used in the preliminary purchase price allocation and in the pro forma financial statements.

(e)	Represents the discount on the Note that is convertible at a price of $3.25 per share when the fair market value of the shares was $3.65 per share on the Closing Date.

(f)	Represents the $1,000,000 of cash consideration to be paid on January 2, 2019 to the Sellers.

(g)

Per the terms of the Merger Agreement, the Sellers have the right to earn up to $7,000,000 of additional consideration for The Door Merger based on achieving certain financial targets over a period of three years (the “Contingent Consideration”). The first $5 million of Contingent Consideration is to be paid in shares of Common Stock at a purchase price of $3.25 per share. The remaining $2 million of Contingent Consideration is to be paid in cash. The preliminary fair value of the Contingent Consideration is $1,070,000 of which $46,396 is estimated to be earned during 2018.

(h)	Represents the Note in the amount of $1,500,000 discussed in Note 5.

(i)	Adjustments to stockholders’ equity are as follows:

Common Stock, par value of 300,012 shares issued on the Closing Date	$4,500
Additional paid in capital of Common Stock issued on the Closing Date	2,241,654
Total fair value of equity of The Door Merger	$2,246,154
Beneficial conversion feature of Promissory Note (Note 5)	184,615
Historical member equity of The Door	(303,866)
Total adjustments to stockholders’ equity	$2,126,903

(j)	The Company recalculated income (loss) per share as if the merger had taken place and the shares had been issued on January 1, 2017:

	12/31/2017		3/31/2018
	Historical	Pro Forma	Historical	Pro Forma
Numerator
Net income and numerator for basic earnings (loss) per share	$6,912,524	$6,362,526	$832,959	$764,521

Interest expense (Convertible notes payable)	-	-	21,875	82,644
Change in fair value of G, H & I warrants	(9,018,359)	(9,018,359)	-	-
Numerator for diluted earnings (loss) per share	(2,105,835)	(2,655,833)	854,834	847,165

Denominator
Denominator for basic EPS - weighted-average shares including shares issued or issuable for merger	9,586,986	10,202,371	12,517,660	13,133,345

Effect of dilutive securities:
Convertible notes payable	-	-	268,405	729,943
Warrants	1,021,841	1,021,841	-	-
Denominator for diluted EPS	10,608,827	11,224,212	12,786,065	13,863,288

Basic income per share	$0.72	$0.62	$0.07	$0.06
Diluted income (loss) per share	$(0.20)	$(0.24)	$0.07	$0.06